Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form S-1 of Attitude Drinks Incorporated (formerly Mason Hill Holdings, Inc.) of our report dated September 17, 2007, with respect to the financial statements of Attitude Drinks Company, Inc.

Lazar Levine & Felix LLP

New York, New York
April 11, 2008